Consulting Engagement Agreement

This Consulting Engagement Agreement (the "Agreement") is made effective as of April 19, 2013 (the "Commencement Date") between The Brenner Group, Inc., a Delaware corporation, with its principal place of business located at 19200 Stevens Creek Blvd., Suite 200, Cupertino, CA
95014-2530 ("Consultant") and Affymax, Inc., a Delaware corporation, with its principal place of business located at 4001 Miranda Aveneue, Palo Alto, CA 94034 ("Client").

RECITALS

A.	Consultant is in the business of providing management services to client companies in all areas of business operations.

B. Client is in need of assistance in the form provided by Consultant.

C.	Consultant and Client desire to enter into a consulting arrangement upon the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.
ENGAGEMENT: Client agrees to engage Consultant under the terms of this Agreement, and Consultant agrees to accept such engagement. Consultant, or its representative shall be available to Client according to the time or the projects specified in Exhibit A, attached hereto and made a part of this Agreement by reference herein.

2.
TERM AND TERMINATION: Consultant's engagement pursuant to this Agreement shall commence on April 19, 2013 and continue until April 30, 2014, unless terminated earlier, as provided herein (the "Term"). At the end of the Term, this Agreement shall automatically be extended for periods of three months each, unless one party gives the other party 30 days’ notice of their intent to not extend the Agreement. Other than for the reasons described in Section 4, below, either party may terminate this Agreement during the Term, or any extensions thereof, by giving the other party two months written notice of termination.

3.
COMPENSATION: As compensation for services rendered by Consultant pursuant to this Agreement, Client shall pay Consultant the sum(s) as shown on Exhibit A, plus reimbursement for any expenses incurred on Client's behalf. If Consultant uses an automobile on Client's behalf, Client shall reimburse Consultant for actual miles traveled at the rate of $0.58 per mile. For on-site engagements of less than four (4) hours, Consultant shall invoice Client for travel time to and from Client’s premises (or other designated meeting site as defined by Client). Client and Consultant agree that Exhibit A may be modified from time to time, and such modifications shall be made a part of this Agreement when executed by both parties.

4.    PERSONNEL: Client and Consultant agree that Consultant is not in the business of providing a recruiting or placement service for permanent positions. Client and Consultant agree that the Client shall not offer any of Consultant’s Representative (including all Exhibits, and whether or not Consultant’s Representative remains an employee of Consultant) employment or a consulting or other non-permanent form of employment or engagement within twenty-four (24) months of termination of Client’s engagement with Consultant, without obtaining the express and written consent of Consultant.

5.
INVOICING AND PAYMENT: Consultant shall provide an invoice reasonably detailed to Client as of the fifteenth and last day of each month for services performed pursuant to this Agreement. Consultant shall apply the invoice against the Retainer.

6.
RETAINER: Upon execution of this Agreement, Clients agrees to pay Consultant a retainer (“Retainer”) of $50,000, and to replenish Retainer whenever the Retainer balance is $15,000 or less. Any amounts remaining at the termination of the Assignment will be refunded to Client.

7. STATUS: Consultant is engaged by Client as an independent contractor, and not as an employee.
As such, Consultant is solely responsible for and will make proper and timely payment of any and all taxes on amounts paid by Client, including, if applicable, estimated state and federal income taxes, self-employment taxes, state disability insurance taxes and the like. Neither Consultant nor Consultant’s Representative will receive or participate in any of Client's employee health insurance or any other employee fringe benefit programs, and Consultant will not be covered by Client's workers' compensation and other insurance policies, except as provided in Section 9, below.

8.
NON DISCLOSURE: Client and Consultant acknowledge that they have entered into a non-disclosure agreement which was effective as of April 2, 2013, and that such non-disclosure agreement is incorporated herein by reference.

9.
INDEMNITY: Client shall have its insurance in effect during the term of this Agreement, including its Directors and Officers Liability insurance, and add The Brenner Group, Inc., Richard M. Brenner, J. Weston Rose, and Mark Thompson as named insureds under the policy. Client will furnish Consultant a certificate of insurance indicating the coverage above within two business days after the Commencement Date of this Agreement.

10. MISCELLANEOUS:

A.	ASSIGNMENT: This Agreement may not be assigned by either party hereto without the prior written consent of the other.

B.
ADDITIONAL PERSONNEL: Consultant may use additional personnel to support the requirements of Client under this Agreement. The additional personnel will only be used after Client has agreed in writing to: (a) such addition; (b) the compensation for such addition; (c) the term of such addition, and (d) such addition is made a part of this Agreement by an amendment to Exhibit A and executed by both parties.

C.    GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of California.D. NOTICES:
All notices hereunder
shall be in
writing, and shall be deemed given
uponpersonal delivery or upon placing in the United States postal service First Class delivery system, to the addresses set forth below:
If to Consultant: Richard M. Brenner Chief Executive Officer The Brenner Group, Inc.
If to Client:
John Orwin
Chief Executive Officer
Affymax, Inc.19200 Stevens Creek Blvd., St. 200 4001 Miranda AveneueCupertino, CA 95014-2530
Palo Alto, CA 94034Either party may change its notice
herewith.
address by
written notice to the other in accordance

E.
AMENDMENT; ENTIRE AGREEMENT: This Agreement may be amended only in writing, and signed by both parties. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and expressly terminates and supersedes any and all oral and or written understandings and agreements with regard to such subject matter.
F. ATTORNEYS' FEES:
If any action is brought hereunder,
the prevailing party shall beentitled to reasonable attorneys' fees to be fixed by the court in such action.

G.	PARTIAL INVALIDITY: If any provision of this Agreement is found to be invalid by any court or other authority, the invalidity of such provision shall not affect the validity of the remaining provisions hereof.
IN WITNESS WHEREOF, the parties have executed this Agreement this 19th day of April, effective as of April 19, 2013.
to beConsultant:

The Brenner Group, Inc.
Client:

Affymax, Inc.

Richard M. Brenner
NAME

President & Chief Executive Officer
TITLE
SIGNATURE

John Orwin
NAME

Chief Executive Officer
TITLE